Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2025 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.45 PER SHARE

ARLINGTON, Texas (Business Wire) - October 28, 2025 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported fourth quarter and fiscal 2025 results. All comparisons in this release are to the respective prior year period, unless noted otherwise.

Fiscal 2025 Fourth Quarter Highlights
•Net income attributable to D.R. Horton of $905.3 million or $3.04 per diluted share
•Consolidated pre-tax income of $1.2 billion, with a pre-tax profit margin of 12.4%
•Consolidated revenues of $9.7 billion
•Home sales revenues of $8.5 billion on 23,368 homes closed
•Net sales orders increased 5% to 20,078 homes and 3% in value to $7.3 billion
Fiscal 2025 Highlights
•Net income attributable to D.R. Horton of $3.6 billion or $11.57 per diluted share
•Consolidated pre-tax income of $4.7 billion, with a pre-tax profit margin of 13.8%
•Consolidated revenues of $34.3 billion
•Home sales revenues of $31.4 billion on 84,863 homes closed
•Rental operations pre-tax income of $170.0 million on $1.6 billion of revenues
•Cash provided by operations totaled $3.4 billion
•Debt to total capital of 19.8%
•Book value per share increased 5% to $82.15
•Repurchased 30.7 million shares of common stock for $4.3 billion, reducing outstanding share count by 9%, and paid cash dividends of $494.8 million
•Return on equity was 14.6% and return on assets was 10.0%

Consolidated Results
Three months ended September 30, 2025
Net income attributable to D.R. Horton for its fourth fiscal quarter decreased 29% to $905.3 million, and earnings per diluted share decreased 22% to $3.04. Consolidated pre-tax income totaled $1.2 billion on revenues of $9.7 billion, resulting in a pre-tax profit margin of 12.4%.

Fiscal year ended September 30, 2025
For the fiscal year, net income attributable to D.R. Horton decreased 25% to $3.6 billion, and earnings per diluted share decreased 19% to $11.57. Consolidated pre-tax income totaled $4.7 billion on revenues of $34.3 billion, resulting in a pre-tax profit margin of 13.8%.

Cash provided by operations was $3.4 billion in fiscal 2025 and consisted primarily of $3.4 billion, $173.2 million and $105.5 million of cash provided by the homebuilding, financial services and rental segments, partially offset by $197.7 million used in the Forestar segment. In September 2025, the Company redeemed $500 million principal amount of its 2.6% senior notes due October 2025. Total liquidity at year end was $6.6 billion, and the Company's debt to total capital ratio was 19.8%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable. The Company has no senior note maturities in fiscal 2026.

In fiscal 2025, the Company's return on equity (ROE) was 14.6%, and return on assets (ROA) was 10.0%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said:
"The D.R. Horton team completed our 24th consecutive year as America's largest builder by volume, and we are proud to have provided homeownership to nearly 85,000 individuals and families during fiscal 2025, including approximately 43,000 first-time homebuyers. Consolidated pre-tax income for the year totaled $4.7 billion on $34.3 billion of revenues, resulting in a pre-tax profit margin of 13.8%. We generated $3.4 billion of cash from operations in fiscal 2025 and leveraged our strong financial position to return $4.8 billion to shareholders through repurchases and dividends.

"During the fourth quarter, our tenured operators continued to respond to market conditions with discipline to drive a 5% increase in net sales orders, while carefully balancing pace, price and incentives to meet demand. New home demand is still being impacted by ongoing affordability constraints and cautious consumer sentiment, and we expect our sales incentives to remain elevated in fiscal 2026, the extent to which will depend on market conditions throughout the year.

"Our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility to grow our business and provide attractive shareholder returns. Over the past 5 years, we have made significant investments in our housing platform as we entered 7 new states and 38 markets, increased our community count by 40% and grew consolidated revenues at an 11% compound annual rate. Over that same time, we more than doubled book value per share, generated $11.0 billion of operating cash flow and returned all of it to shareholders through repurchases and dividends, reflecting our consistent execution, operational efficiency and disciplined, balanced capital allocation.

"Based on our strong financial position and cash flow, our Board recently increased our quarterly cash dividend by 13% to $0.45 per share, making fiscal 2026 our twelfth consecutive year of dividend growth. We will continue to focus on delivering value to our homebuyers, consistently capturing market share and generating compelling returns for our shareholders over the long term."

Homebuilding
Three months ended September 30, 2025
Homebuilding revenue for the fourth quarter decreased 4% to $8.6 billion, and homes closed decreased 1% to 23,368 homes. Homebuilding pre-tax income decreased 30% to $1.0 billion, and pre-tax profit margin was 11.7%. Net sales orders increased 5% to 20,078 homes and 3% in value to $7.3 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) was 20% compared to 21% in the prior year quarter.

Fiscal year ended September 30, 2025
Homebuilding revenue for the fiscal year decreased 7% to $31.5 billion, and homes closed decreased 5% to 84,863 homes. Homebuilding pre-tax income decreased 24% to $4.1 billion, and pre-tax profit margin was 13.1%. Net sales orders decreased 4% to 83,423 homes and 6% in value to $30.8 billion. The cancellation rate was 18% in both fiscal 2025 and 2024.

At fiscal year end, the Company had 29,600 homes in inventory, of which 19,600 were unsold. 9,300 of the Company’s unsold homes were completed, including 800 that had been completed for greater than six months. Of the Company’s homes closed during fiscal 2025, 65% were on lots developed by Forestar or third parties, up from 63% during fiscal 2024.

The Company’s homebuilding return on inventory (ROI) for fiscal 2025 was 20.1%. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Non-Homebuilding Segments
Three months ended September 30, 2025
•Rental: Rental operations generated $80.5 million of pre-tax income on revenues of $805.4 million. The Company sold 1,565 single-family rental homes for $411.6 million and sold 1,815 multi-family rental units for $393.8 million.
•Forestar: Forestar sold 4,891 lots and generated $670.5 million of revenue and $113.1 million of pre-tax income, resulting in a pre-tax profit margin of 16.9%.
•Financial Services: Financial services revenues were $218.3 million with pre-tax income of $75.8 million, resulting in a pre-tax profit margin of 34.7%.

Fiscal year ended September 30, 2025
•Rental: Rental operations generated $170.0 million of pre-tax income on revenues of $1.6 billion. The Company sold 3,460 single-family rental homes for $957.4 million and sold 2,947 multi-family rental units for $673.9 million. At year end, the consolidated balance sheet included $378.3 million of single-family rental property inventory and $2.3 billion of multi-family rental property inventory.
•Forestar: Forestar sold 14,240 lots and generated $1.7 billion of revenue and $219.3 million of pre-tax income, resulting in a pre-tax profit margin of 13.2%.
•Financial Services: Financial services revenues were $841.2 million with pre-tax income of $278.7 million, resulting in a pre-tax profit margin of 33.1%.

Share Repurchases and Dividends
During the fourth quarter of fiscal 2025, the Company repurchased 4.6 million shares of common stock for $688.8 million, for a total of 30.7 million shares repurchased for $4.3 billion during the year. Common shares outstanding at September 30, 2025 totaled 294.5 million, down 9% from a year ago, and the remaining stock repurchase authorization was $3.3 billion.

The Company paid cash dividends of $118.4 million during the fourth quarter of fiscal 2025, for a total of $494.8 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.45 per share, an increase of 13% from its most recent dividend paid. The dividend is payable on November 20, 2025 to stockholders of record on November 13, 2025.

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2026 including:
•Consolidated revenues in the range of $33.5 billion to $35.0 billion
•Homes closed by homebuilding operations of 86,000 homes to 88,000 homes
•Income tax rate of approximately 24.5%
•Consolidated cash flow provided by operations of at least $3.0 billion
•Share repurchases of approximately $2.5 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its first quarter of fiscal 2026 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, October 28) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 292033), and the call will also be webcast from the Company's website at investor.drhorton.com.

Fiscal 2026 Conference Calls
As previously announced, the Company plans to release financial results for each quarter of fiscal 2026 before the market opens, with a conference call to begin at 8:30 a.m. Eastern Time, on the following dates. Details on how to access the conference calls will be available at a later date.
•First quarter: Tuesday, January 20, 2026
•Second quarter: Tuesday, April 21, 2026
•Third quarter: Tuesday, July 21, 2026
•Fourth quarter and fiscal year: Thursday, October 29, 2026

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1.2 million homes in its 47-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $250,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During its fiscal year ended September 30, 2025, D.R. Horton closed 84,863 homes in its homebuilding operations, in addition to 3,460 single-family rental homes and 2,947 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include new home demand is still being impacted by ongoing affordability constraints and cautious consumer sentiment; we expect our sales incentives to remain elevated in fiscal 2026, the extent to which will depend on market conditions throughout the year; our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility to grow our business and provide attractive shareholder returns; based on our strong financial position and cash flow, our Board recently increased our quarterly cash dividend by 13% to $0.45 per share making fiscal 2026 our twelfth consecutive year of dividend growth; and we will continue to focus on delivering value to our homebuyers, consistently capturing market share and generating compelling returns for our shareholders over the long term. The forward-looking statements also include all metrics in the Guidance section. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to:
•the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions;
•adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources;
•reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;
•the risks associated with our land, lot and rental inventory;
•our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully;
•the impact of an inflationary, deflationary or higher interest rate environment;
•risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals;
•the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses;
•the effects of weather conditions and natural disasters on our business and financial results;
•home warranty and construction defect claims;
•the effects of health and safety incidents;
•reductions in the availability of performance bonds;
•increases in the costs of owning a home;
•the effects of information technology failures, cybersecurity incidents, and the failure to satisfy privacy and data protection laws and regulations;
•the effects of governmental regulations and environmental matters on our land development and housing operations;
•the effects of changes in income tax and securities laws;
•the effects of governmental regulations on our financial services operations;
•the effects of competitive conditions within the industries in which we operate;
•our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;
•the effects of negative publicity;
•the effects of the loss of key personnel; and
•the effects of actions by activist stockholders.

Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2025	2024
	(In millions)
ASSETS
Cash and cash equivalents	$2,985.4	$4,516.4
Restricted cash	47.9	27.6
Total cash, cash equivalents and restricted cash	3,033.3	4,544.0
Inventories:
Construction in progress and finished homes	7,648.5	8,875.8
Residential land and lots — developed, under development, held for development and held for sale	14,935.5	13,121.4
Rental properties	2,703.3	2,906.0
Total inventory	25,287.3	24,903.2
Mortgage loans held for sale	2,566.5	2,477.5
Deferred income taxes, net of valuation allowance of $14.6 million and $14.9 million at September 30, 2025 and 2024, respectively	44.5	167.5
Property and equipment, net	578.9	531.0
Other assets	3,797.2	3,317.6
Goodwill	163.5	163.5
Total assets	$35,471.2	$36,104.3
LIABILITIES
Accounts payable	$1,221.9	$1,345.5
Accrued expenses and other liabilities	3,541.6	3,016.7
Notes payable	5,965.5	5,917.7
Total liabilities	10,729.0	10,279.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 404,031,443 shares issued and 294,475,153 shares outstanding at September 30, 2025 and 402,848,342 shares issued and 324,027,360 shares outstanding at September 30, 2024	4.0	4.0
Additional paid-in capital	3,576.1	3,490.7
Retained earnings	31,041.4	27,951.0
Treasury stock, 109,556,290 shares and 78,820,982 shares at September 30, 2025 and 2024, respectively, at cost	(10,431.1)	(6,132.9)
Stockholders’ equity	24,190.4	25,312.8
Noncontrolling interests	551.8	511.6
Total equity	24,742.2	25,824.4
Total liabilities and equity	$35,471.2	$36,104.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2025	2024	2025	2024
	(In millions, except per share data)
Revenues	$9,677.8	$10,002.6	$34,250.4	$36,801.4
Cost of sales	7,581.1	7,448.3	26,134.2	27,266.0
Selling, general and administrative expense	970.9	960.2	3,692.0	3,599.5
Other (income) expense	(79.0)	(115.6)	(315.7)	(348.8)
Income before income taxes	1,204.8	1,709.7	4,739.9	6,284.7
Income tax expense	288.0	409.9	1,119.0	1,478.7
Net income	916.8	1,299.8	3,620.9	4,806.0
Net income attributable to noncontrolling interests	11.5	16.4	35.7	49.6
Net income attributable to D.R. Horton, Inc.	$905.3	$1,283.4	$3,585.2	$4,756.4

Net income per share attributable to D.R. Horton, Inc.
Basic	$3.06	$3.95	$11.62	$14.44
Diluted	$3.04	$3.92	$11.57	$14.34

Weighted average shares outstanding
Basic	296.2	325.2	308.5	329.5
Diluted	297.4	327.3	309.9	331.6

Other Consolidated Financial Data
Interest charged to cost of sales	$57.2	$38.9	$158.1	$135.0
Depreciation and amortization	$27.4	$23.6	$101.3	$87.1
Interest incurred	$68.5	$56.1	$241.7	$203.7

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2025	2024
	(In millions)
OPERATING ACTIVITIES
Net income	$3,620.9	$4,806.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101.3	87.1
Stock-based compensation expense	131.0	118.1
Deferred income taxes	123.2	19.0
Inventory and land option charges	158.1	78.8
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	1,228.8	141.3
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,884.3)	(2,576.5)
Decrease (increase) in rental properties	195.4	(214.6)
Increase in other assets	(248.2)	(331.4)
(Increase) decrease in mortgage loans held for sale	(89.0)	42.4
Increase in accounts payable, accrued expenses and other liabilities	83.7	19.6
Net cash provided by operating activities	3,420.9	2,189.8
INVESTING ACTIVITIES
Expenditures for property and equipment	(137.4)	(165.3)
Proceeds from sale of assets	22.9	19.4
Payments related to business acquisitions, net of cash acquired	(53.1)	(40.4)
Other investing activities	(1.1)	(4.3)
Net cash used in investing activities	(168.7)	(190.6)
FINANCING ACTIVITIES
Proceeds from notes payable	3,272.0	2,086.3
Repayment of notes payable	(3,142.8)	(1,055.8)
Repayment on mortgage repurchase facilities, net	(125.5)	(135.8)
Proceeds from stock associated with certain employee benefit plans	18.5	20.6
Cash paid for shares withheld for taxes	(64.2)	(83.9)
Cash dividends paid	(494.8)	(395.2)
Repurchases of common stock	(4,281.6)	(1,787.5)
Net proceeds from issuance of Forestar common stock	—	19.7
Net other financing activities	55.5	(23.7)
Net cash used in financing activities	(4,762.9)	(1,355.3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,510.7)	643.9
Cash, cash equivalents and restricted cash at beginning of year	4,544.0	3,900.1
Cash, cash equivalents and restricted cash at end of year	$3,033.3	$4,544.0
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$1,020.5	$1,669.7
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Notes payable issued for inventory	$5.5	$43.4
Reduction of notes payable upon deconsolidation of variable interest entity	$—	$(127.8)
Stock issued under employee incentive plans	$147.6	$174.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,210.5	$140.8	$379.2	$244.5	$10.4	$2,985.4
Restricted cash	25.5	2.5	—	19.9	—	47.9
Inventories:
Construction in progress and finished homes	7,743.7	—	—	—	(95.2)	7,648.5
Residential land and lots	12,572.8	—	2,645.1	—	(282.4)	14,935.5
Rental properties	—	2,710.4	—	—	(7.1)	2,703.3
	20,316.5	2,710.4	2,645.1	—	(384.7)	25,287.3
Mortgage loans held for sale	—	—	—	2,566.5	—	2,566.5
Deferred income taxes, net	125.7	(42.2)	—	—	(39.0)	44.5
Property and equipment, net	543.0	0.6	8.1	4.3	22.9	578.9
Other assets	3,344.1	38.9	104.6	220.6	89.0	3,797.2
Goodwill	134.3	—	—	—	29.2	163.5
	$26,699.6	$2,851.0	$3,137.0	$3,055.8	$(272.2)	$35,471.2
Liabilities
Accounts payable	$1,016.8	$230.6	$71.0	$0.7	$(97.2)	$1,221.9
Accrued expenses and other liabilities	3,122.1	34.7	494.3	294.7	(404.2)	3,541.6
Notes payable	3,154.4	600.0	802.8	1,408.3	—	5,965.5
	$7,293.3	$865.3	$1,368.1	$1,703.7	$(501.4)	$10,729.0

	September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$3,623.0	$157.6	$481.2	$242.3	$12.3	$4,516.4
Restricted cash	4.8	2.2	—	20.6	—	27.6
Inventories:
Construction in progress and finished homes	8,986.1	—	—	—	(110.3)	8,875.8
Residential land and lots	11,044.9	—	2,266.2	—	(189.7)	13,121.4
Rental properties	—	2,902.4	—	—	3.6	2,906.0
	20,031.0	2,902.4	2,266.2	—	(296.4)	24,903.2
Mortgage loans held for sale	—	—	—	2,477.5	—	2,477.5
Deferred income taxes, net	211.6	(14.7)	—	—	(29.4)	167.5
Property and equipment, net	500.2	1.1	7.1	4.0	18.6	531.0
Other assets	2,976.5	74.5	85.6	212.3	(31.3)	3,317.6
Goodwill	134.3	—	—	—	29.2	163.5
	$27,481.4	$3,123.1	$2,840.1	$2,956.7	$(297.0)	$36,104.3
Liabilities
Accounts payable	$1,046.1	$474.2	$85.9	$0.8	$(261.5)	$1,345.5
Accrued expenses and other liabilities	2,552.0	67.8	452.8	234.6	(290.5)	3,016.7
Notes payable	2,926.8	750.7	706.4	1,533.8	—	5,917.7
	$6,524.9	$1,292.7	$1,245.1	$1,769.2	$(552.0)	$10,279.9
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,544.0	$—	$—	$—	$—	$8,544.0
Land/lot sales and other	20.4	—	670.5	—	(580.8)	110.1
Rental property sales	—	805.4	—	—	—	805.4
Financial services	—	—	—	218.3	—	218.3
	8,564.4	805.4	670.5	218.3	(580.8)	9,677.8
Cost of sales
Home sales (2)	6,836.5	—	—	—	(62.0)	6,774.5
Land/lot sales and other	16.4	—	517.5	—	(456.7)	77.2
Rental property sales	—	675.7	—	—	(3.6)	672.1
Inventory and land option charges	51.0	3.0	3.3	—	—	57.3
	6,903.9	678.7	520.8	—	(522.3)	7,581.1
Selling, general and administrative expense	678.5	79.4	42.7	166.0	4.3	970.9
Other (income) expense (3)	(18.7)	(33.2)	(6.1)	(23.5)	2.5	(79.0)
Income before income taxes	$1,000.7	$80.5	$113.1	$75.8	$(65.3)	$1,204.8

	Year Ended September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$31,432.0	$—	$—	$—	$—	$31,432.0
Land/lot sales and other	83.5	—	1,662.4	—	(1,409.1)	336.8
Rental property sales	—	1,640.4	—	—	—	1,640.4
Financial services	—	—	—	841.2	—	841.2
	31,515.5	1,640.4	1,662.4	841.2	(1,409.1)	34,250.4
Cost of sales
Home sales (2)	24,664.9	—	—	—	(227.3)	24,437.6
Land/lot sales and other	50.1	—	1,291.7	—	(1,132.5)	209.3
Rental property sales	—	1,333.4	—	—	(4.2)	1,329.2
Inventory and land option charges	144.2	7.3	7.2	—	(0.6)	158.1
	24,859.2	1,340.7	1,298.9	—	(1,364.6)	26,134.2
Selling, general and administrative expense	2,623.1	245.2	154.4	651.4	17.9	3,692.0
Other (income) expense (3)	(101.7)	(115.5)	(10.2)	(88.9)	0.6	(315.7)
Income before income taxes	$4,134.9	$170.0	$219.3	$278.7	$(63.0)	$4,739.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$3,407.6	$105.5	$(197.7)	$173.2	$(67.7)	$3,420.9
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,929.4	$—	$—	$—	$—	$8,929.4
Land/lot sales and other	20.7	—	551.4	—	(425.7)	146.4
Rental property sales	—	704.8	—	—	—	704.8
Financial services	—	—	—	222.0	—	222.0
	8,950.1	704.8	551.4	222.0	(425.7)	10,002.6
Cost of sales
Home sales (2)	6,821.2	—	—	—	(67.9)	6,753.3
Land/lot sales and other	17.1	—	416.3	—	(332.0)	101.4
Rental property sales	—	552.5	—	—	(3.3)	549.2
Inventory and land option charges	37.7	3.6	3.1	—	—	44.4
	6,876.0	556.1	419.4	—	(403.2)	7,448.3
Selling, general and administrative expense	679.3	72.4	32.0	171.7	4.8	960.2
Other (income) expense (3)	(34.4)	(23.6)	(8.5)	(25.6)	(23.5)	(115.6)
Income before income taxes	$1,429.2	$99.9	$108.5	$75.9	$(3.8)	$1,709.7

	Year Ended September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$33,903.6	$—	$—	$—	$—	$33,903.6
Land/lot sales and other	58.2	—	1,509.4	—	(1,237.4)	330.2
Rental property sales	—	1,685.1	—	—	—	1,685.1
Financial services	—	—	—	882.5	—	882.5
	33,961.8	1,685.1	1,509.4	882.5	(1,237.4)	36,801.4
Cost of sales
Home sales (2)	25,952.1	—	—	—	(262.9)	25,689.2
Land/lot sales and other	40.0	—	1,145.9	—	(989.8)	196.1
Rental property sales	—	1,315.9	—	—	(14.0)	1,301.9
Inventory and land option charges	68.9	5.8	4.1	—	—	78.8
	26,061.0	1,321.7	1,150.0	—	(1,266.7)	27,266.0
Selling, general and administrative expense	2,553.3	236.2	118.5	672.4	19.1	3,599.5
Other (income) expense (3)	(107.6)	(101.5)	(29.2)	(101.1)	(9.4)	(348.8)
Income before income taxes	$5,455.1	$228.7	$270.1	$311.2	$19.6	$6,284.7
Summary Cash Flow Information
Cash provided by (used in) operating activities	$2,239.0	$(231.0)	$(158.6)	$281.6	$58.8	$2,189.8
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,235	$699.1	1,137	$592.4	4,938	$2,679.2	5,391	$2,750.8
Southwest	2,384	1,114.1	2,223	1,093.1	9,325	4,436.4	9,942	4,855.6
South Central	5,352	1,592.7	4,816	1,525.8	22,000	6,744.9	22,549	7,285.5
Southeast	4,623	1,531.6	5,107	1,755.2	19,700	6,625.8	22,982	8,115.2
East	4,062	1,378.4	3,600	1,256.0	17,290	5,958.3	16,425	5,830.8
North	2,422	1,010.1	2,152	923.2	10,170	4,315.9	9,272	3,876.1
	20,078	$7,326.0	19,035	$7,145.7	83,423	$30,760.5	86,561	$32,714.0

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,448	$793.3	1,366	$710.3	4,997	$2,685.7	5,403	$2,744.6
Southwest	2,567	1,203.9	2,579	1,265.4	9,504	4,573.7	10,135	4,913.3
South Central	6,376	1,930.8	6,144	2,008.2	22,319	6,885.4	23,467	7,639.6
Southeast	5,051	1,683.9	6,422	2,262.1	20,390	6,939.4	24,703	8,853.4
East	5,204	1,794.6	4,673	1,652.9	17,711	6,131.1	17,062	6,070.9
North	2,722	1,137.5	2,463	1,030.5	9,942	4,216.7	8,920	3,681.8
	23,368	$8,544.0	23,647	$8,929.4	84,863	$31,432.0	89,690	$33,903.6

SALES ORDER BACKLOG
	As of September 30,
	2025		2024
	Homes	Value	Homes	Value
Northwest	476	$277.8	535	$284.2
Southwest	1,035	486.4	1,214	623.6
South Central	2,435	753.1	2,709	872.4
Southeast	2,405	821.9	3,095	1,135.5
East	2,323	839.5	2,744	1,012.3
North	2,111	941.4	1,883	842.3
	10,785	$4,120.1	12,180	$4,770.3

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	September 30, 2025			September 30, 2024
	Land/Lots Owned (1)	Lots Controlled Through Land and Lot Purchase Contracts (2)	Total Land/Lots Owned and Controlled	Land/Lots Owned (1)	Lots Controlled Through Land and Lot Purchase Contracts (2)	Total Land/Lots Owned and Controlled
Northwest	12,200	17,100	29,300	13,000	18,600	31,600
Southwest	19,600	31,200	50,800	22,200	29,200	51,400
South Central	35,900	111,900	147,800	39,000	109,600	148,600
Southeast	31,500	113,600	145,100	29,500	134,300	163,800
East	31,500	111,100	142,600	32,500	129,300	161,800
North	16,300	60,000	76,300	16,300	59,400	75,700
	147,000	444,900	591,900	152,500	480,400	632,900
	25%	75%	100%	24%	76%	100%
_____________
(1)Land/lots owned included approximately 78,400 and 64,400 owned lots that are fully developed and ready for home construction at September 30, 2025 and 2024, respectively.
(2)Lots controlled at September 30, 2025 included approximately 40,400 lots owned or controlled by Forestar, 22,800 of which our homebuilding divisions had under contract to purchase and 17,600 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2024 included approximately 37,700 lots owned or controlled by Forestar, 20,500 of which our homebuilding divisions had under contract to purchase and 17,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	September 30,
	2025	2024
Northwest	1,700	2,100
Southwest	3,200	4,200
South Central	7,700	9,000
Southeast	6,300	9,700
East	6,300	7,500
North	4,400	4,900
	29,600	37,400
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.